As filed with the Securities and Exchange Commission on May 8, 2020

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________

FORM S‑8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________________________________

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

250 Glen Street
Glens Falls, New York 12801
NEW YORK	Telephone: (518) 745-1000	22-2448962
(State or other jurisdiction of	(Address of Principal Executive Offices)	(I.R.S. Employer
incorporation or organization)		Identification No.)

ARROW FINANCIAL CORPORATION 2020 DIRECTORS' STOCK PLAN
(Full title of the plan)

THOMAS J. MURPHY
PRESIDENT AND CHIEF EXECUTIVE OFFICER
ARROW FINANCIAL CORPORATION
250 GLEN STREET
GLENS FALLS, NEW YORK  12801
Telephone: (518) 415-4526
(Name, address and telephone numbers,
including area code, of agent for service)

Copy to:
Michele C. Kloeppel, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6170

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐            Accelerated filer ☒
Non-accelerated filer ☐            Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	50,000	$27.22	$1,361,000	$176.66

(1)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. Represents the maximum number of shares of Common Stock available for issuance under the Arrow Financial Corporation 2020 Directors' Stock Plan.

(2)	Calculated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average high and low prices reported on The NASDAQ Global Select Market under the symbol AROW, on May 4, 2020.

EXPLANATORY NOTE

Arrow Financial Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 to register fifty thousand (50,000) shares of the Registrant's Common Stock, $1.00 par value, for issuance to participants under the Arrow Financial Corporation 2020 Directors' Stock Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

(a)    The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed February 28, 2020;

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed May 7, 2020;

(c)
The Registrant’s Current Reports on Form 8-K (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto), filed January 28, 2020, February 3, 2020, April 23, 2020, April 24, 2020, April 30, 2020, and May 7, 2020; and

(d)
The description of the Registrant's common stock which is contained in the Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

At your request, we will send you a copy, at no charge, of any or all of these incorporated documents. Written requests should be directed to Investor Relations, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. Telephone requests for copies may be directed to (518) 745-1000, Ext. 4307, Investor Relations.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 721-726 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify the directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

The Registrant's Certificate of Incorporation provides that directors and officers of the Registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties. If a director or officer is not successful in the defense of an action, he or she is entitled to indemnification, under the Registrant's Certificate of Incorporation and the relevant provisions of law, if ordered by a court or if the Board of Directors, acting by a majority vote of a quorum of disinterested directors or upon the written opinion of independent legal counsel, determines that the director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, and, in criminal actions, had no reasonable cause to believe his or her conduct was unlawful. In connection with actions by or in the right of the Registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

Under the Registrant's Certificate of Incorporation and applicable provisions of law, the Board of Directors or the Registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he is ultimately found not to be entitled to indemnification with respect thereto.

The Registrant's Certificate of Incorporation also provides that to the fullest extent permitted by law, subject only to the express prohibitions on limitation of liability set forth in Section 402(b) of the Business Corporation Law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for any breach of duty as a director.

Pursuant to policies of directors' and officers' liability insurance, the directors and officers of the Registrant and its subsidiary banks are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers of such entities.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.
3.1	Certificate of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrant's Form 8-K filed on June 5, 2019 and incorporated herein by reference.
3.2	By-laws of the Registrant, as amended, filed as Exhibit 3.(ii) to the Registrant's Form 8-K filed on November 24, 2009 and incorporated here in by reference.
4.1
Amended and Restated Declaration of the Trust by and among U.S. Bank National Association, as Institutional Trustee, the Registrant, as Sponsor and certain Administrators named therein, dated as of July 23, 2003, relating to Arrow Capital Statutory Trust II, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 4.1

4.2
Indenture between the Registrant, as Issuer, and U.S. Bank National Association, as Trustee, dated as of July 23, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 4.2

4.3
Placement Agreement by and among the Registrant, Arrow Capital Statutory Trust II and SunTrust Capital Markets, Inc., dated July 23, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 4.3

4.4
Guarantee Agreement by and between the Registrant and U.S. Bank National Association, dated as of July 23, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 4.4

4.5
Amended and Restated Trust Agreement among the Registrant, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware trustee, and certain Administrators named therein, dated as of December 28, 2004, relating to Arrow Capital Statutory Trust III, incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 4.6

4.6
Junior Subordinated Indenture between the Registrant, as Issuer, and Wilmington Trust Company, as Trustee, dated as of December 28, 2004, incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 4.7

4.7
Placement Agreement among the Registrant, Arrow Capital Statutory Trust III and SunTrust Capital Markets, Inc., dated December 28, 2004, incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 4.8

4.8
Guarantee Agreement between the Registrant and Wilmington Trust Company, dated as of December 28, 2004, incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 4.9

4.9	Arrow Financial Corporation 2020 Directors’ Stock Plan, filed as Annex A to the Registrant’s Proxy Statement on Schedule 14A filed on March 27, 2020 and incorporated herein by reference.
5.1*	Opinion of Thompson Coburn LLP
15 *	Awareness Letter
23.1 *	Consent of KPMG LLP
23.2	Consent of Thompson Coburn LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (set forth on signature page hereto)

*Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glens Falls, State of New York, on May 8, 2020.
ARROW FINANCIAL CORPORATION
By: /s/ Thomas J. Murphy
Thomas J. Murphy,
President and Chief Executive Officer
POWER OF ATTORNEY

We, the undersigned officers and directors of Arrow Financial Corporation, hereby severally and individually constitute and appoint Thomas J. Murphy and Edward J. Campanella and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thomas J. Murphy Thomas J. Murphy	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2020
/s/ Edward J. Campanella Edward J. Campanella	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2020
/s/ Thomas L. Hoy Thomas L. Hoy	Chairman and Director	May 8, 2020
/s/ Mark L. Behan Mark L. Behan	Director	May 8, 2020
/s/ Tenée R. Casaccio Tenée R. Casaccio	Director	May 8, 2020
/s/ Michael B. Clarke Michael B. Clarke	Director	May 8, 2020
/s/ Gary C. Dake Gary C. Dake	Director	May 8, 2020
/s/ David G. Kruczlnicki David G. Kruczlnicki	Director	May 8, 2020
/s/ Elizabeth A. Miller Elizabeth A. Miller	Director	May 8, 2020
/s/ Raymond F. O'Conor Raymond F. O'Conor	Director	May 8, 2020
/s/ William L. Owens William L. Owens	Director	May 8, 2020
/s/ Colin L. Read, Ph.D. Colin L. Read, Ph.D.	Director	May 8, 2020
/s/ Richard J. Reisman, D.M.D. Richard J. Reisman, D.M.D.	Director	May 8, 2020